Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

December 22, 2020,

among

GRAFTECH INTERNATIONAL LTD.,

as Holdings,

GRAFTECH FINANCE INC.,

as Finance,

THE OTHER GRANTORS PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

-i-

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Grantor Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

-ii-

COLLATERAL AGREEMENT dated as of December 22, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“Holdings”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance”), the other GRANTORS from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to the Indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Finance, the Note Guarantors party thereto from time to time and U.S. Bank National Association, in its capacity as trustee. Each Grantor will obtain benefits from the transactions contemplated by the Indenture and is willing to execute and deliver this Agreement in order to induce the initial purchasers to enter into the Purchase Agreement dated as of December 8, 2020, among Finance, J.P. Morgan Securities LLC and the initial purchasers listed in Schedule 1 thereto. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.

(a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Indenture; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the Indenture shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II hereto.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications, (b) all renewals of any of the foregoing, (c) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, damages and payments for past, present and future infringements thereof, (d) all rights to sue for past, present and future infringements thereof and (e) all rights corresponding to any of the foregoing throughout the world.

“Excluded Subsidiary” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Grantor Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent.

“Grantors” means, collectively, (a) Holdings, (b) Finance, (c) each other Subsidiary of Holdings identified on Schedule I hereto and (d) each Subsidiary that becomes a party to this Agreement as a Grantor on or after the Issue Date.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Indenture” has the meaning assigned to such term in the preamble to this Agreement.

“Intellectual Property” means, with respect to any Grantor, all intellectual property rights of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks, Licenses and all registrations and applications of any of the foregoing.

“Inventory” has the meaning set forth in Article 9 of the UCC and shall include (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process and (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business.

“Licenses” means, with respect to any Grantor, all such Grantor’s right, title and interest in and to (a) any and all written licensing or similar arrangements in and to any and all (1) Patents, (2) Copyrights or (3) Trademarks, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto and (c) all rights to sue for past, present, and future breaches thereof.

“Majority Holders” means the Holders of a majority in principal amount of the outstanding Notes.

“Material Adverse Effect” means any circumstance or condition that would reasonably be expected to have a materially adverse effect or impairment, as applicable, on (a) the assets, business, financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) the ability of any Grantor to perform any of its material obligations under any Note Document to which it is or will be a party or (c) the validity or enforceability of, or the material rights, remedies or benefits, taken as a whole, available to the Secured Notes Secured Parties under, any Note Document.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents” means the Notes, the Note Guarantees, the Indenture, this Collateral Agreement, any other Security Documents and the Equal Priority Intercreditor Agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications, (b) all inventions and improvements described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof, (e) all rights to sue for past, present, and future infringements thereof and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means the Perfection Certificate dated as of the Issue Date and delivered by Finance and the Note Guarantors to the Notes Collateral Agent (and any additional perfection certificate or supplement thereof delivered by Finance and the Note Guarantors to the Notes Collateral Agent after the Issue Date).

“Pledged Collateral” means collectively, (a) all of the Equity Interests of Restricted Subsidiaries (other than Excluded Equity Interests) held by any Grantor, including such Equity Interests held by any Grantor described in Schedule 6 in the Perfection Certificate issued by the entities named therein and all other Equity Interests required to be pledged by any Grantor under Sections 4.15 and 4.16 of the Indenture (the “Pledged Equity Interests”) and (b) each promissory note, Tangible Chattel Paper and Instrument evidencing Indebtedness in excess of $10,000,000 (individually) owed to any Grantor (other than such promissory notes, Tangible Chattel Paper and Instruments that are Excluded Assets) described in Schedule 7 in the Perfection Certificate and issued by the entities named therein and all other Indebtedness owed to any Grantor hereafter (the “Pledged Debt Securities”).

“Pledged Debt Securities” has the meaning assigned to such term in clause (b) of the definition of Pledged Collateral.

“Pledged Equity Interests” has the meaning assigned to such term in clause (a) of the definition of Pledged Collateral.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability company interest certificates or other securities (to the extent certificated) now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates and the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark Security Agreement” means the Trademark Security Agreement substantially in the form of Exhibit IV hereto.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing, (b) all renewals of the foregoing, (c) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof, (d) all rights to sue for past, present and future infringements thereof and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Collateral Agent’s and the Secured Notes Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Notes Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Notes Secured Parties, a security interest in all of its right, title and interest in, to and under all of the Pledged Collateral.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Pledged Collateral” include or the security interest attach to any Excluded Assets or Excluded Equity Interests.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Subject to the Equal Priority Intercreditor Agreement, or any junior priority intercreditor agreement, if any, each Grantor will promptly deliver to the Collateral Agent (or its non-fiduciary agent or designee) upon execution of this Agreement all certificates, now or hereafter acquired, if any, representing or evidencing the Pledged Collateral to the extent such certificates constitute certificated securities (other than checks received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank.

(b) Except as otherwise addressed in Section 3.03(b) herein, if any amount payable with respect to any Indebtedness owed to any Grantor shall be or become evidenced by any promissory note (which may be a global note), such note or instrument shall be promptly delivered (but in any event within 45 days of receipt (other than any promissory note in an aggregate principal amount of less than $10,000,000 owed to the applicable Grantor by any Person) by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Notes Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

(c) Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank by the applicable Grantor or other undated instruments of transfer duly executed in blank by the applicable Grantor and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Notes Secured Parties, that:

(a) as of the Issue Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of all the Pledged Equity Interests owned by such Grantor in any Subsidiary of Holdings and the percentage of the issued and outstanding Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and all the Pledged Debt Securities owned by such Grantor;

(b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and, in the case of corporate interests, nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than any Subsidiary of Holdings, are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder and under any other Note Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests and Pledged Debt Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 4.10 of the Indenture and transfers made in compliance with the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 4.10 of the Indenture and transfers made in compliance with the Indenture and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to Section 4.10 of the Indenture), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by or otherwise permitted by the Note Documents (including any Liens permitted pursuant to Section 4.10 of the Indenture) or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, or any Subsidiary of Holdings, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, or any other Subsidiary of Holdings, none of the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Notes Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting certificated securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Notes Obligations, and such lien is and shall be prior to any other Lien on such Pledged Securities; and

(g) subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute the Pledged Equity Interests hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors in writing of its intent to exercise such rights, the Collateral Agent, on behalf of the Secured Notes Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and is continuing and, other than in the case of an Event of Default under paragraph (a)(6) of Section 6.01 of the Indenture, the Collateral Agent shall have notified Holdings in writing that their rights under this Section 2.05 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of any of the Collateral Agent or any other Secured Notes Secured Party under this Agreement or any other Note Document or the ability of the Secured Notes Secured Parties to exercise the same;

(ii) the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers duly executed in blank and other instruments of transfer reasonably requested by the Collateral Agent), in each case, to the extent required pursuant to Section 2.02 or Section 2.06. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Indenture in accordance with this Section 2.05(a)(iii), subject to receipt by the Collateral Agent of a certificate of a Responsible Officer of Holdings with respect thereto and other documents reasonably requested by the Collateral Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (a)(6) of Section 6.01 of the Indenture, after the Collateral Agent shall have notified Holdings, as applicable, of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that, to the extent directed by the Majority Holders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held for the benefit of the Collateral Agent and the other Secured Notes Secured Parties and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and, to the extent so received, shall, subject to any applicable intercreditor agreement, be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and Holdings has delivered to the Collateral Agent a certificate of a Responsible Officer of Holdings to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (a)(6) of Section 6.01 of the Indenture, after the Collateral Agent shall have notified Holdings of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Majority Holders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and Holdings has delivered to the Collateral Agent a certificate of a Responsible Officer of Holdings to that effect, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise have been entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d) Any notice given by the Collateral Agent to Holdings, suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights; provided that the Collateral Agent shall only provide any such notice if an Event of Default has occurred and is continuing.

SECTION 2.06. Article 8 Opt-In• . No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by, Article 8 of the UCC as in effect under the laws of the applicable jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without delivering all certificates (if any) evidencing such interest to the Collateral Agent in accordance with and as required by Section 2.02 or, in the case of any uncertificated security, without taking such steps, to the extent requested by the Collateral Agent (following notice to the Collateral Agent of any such change, which shall be promptly provided by such Grantor), to provide the Collateral Agent with control (as defined in Article 8-106 of the UCC) of any such security.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Notes Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Notes Secured Parties, a security interest (the “Security Interest”) in all of its right, title and interest in, to and under all of the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Article 9 Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(iii)	all cash and cash equivalents;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles (including all Intellectual Property);

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Letter-of-Credit Rights and Supporting Obligations;

(xiii)	all Deposit Accounts;

(xiv)	all Commercial Tort Claims as specified from time to time in Schedule IV hereto (as the same may be updated from time to time in accordance with the terms hereof);

(xv)

all books, records, files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Article 9 Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

(xvi)

any and all accessions to, substitutions for and replacements, products and cash and non-cash Proceeds (including Stock Rights) of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, collateral agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Article 9 Collateral” include or the Security Interest attach to any Excluded Assets; provided, however, that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

(b) Each Grantor hereby irrevocably authorizes, but does not obligate, the Collateral Agent (or its designee) for the benefit of the Secured Notes Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements, with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), the Patent Security Agreements, Trademark Security Agreements or Copyright Security Agreements, as applicable, for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of issued, registered or applied for United States Patents, United States Trademarks, United States Copyrights or exclusive United States Licenses.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Notes Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Notes Secured Parties, that:

(a) each Grantor has good title or valid leasehold interests in the Article 9 Collateral material to its business with respect to which it has purported to grant a Security Interest hereunder, free and clear of any Liens, except for (i) Liens expressly permitted pursuant to Section 4.10 of the Indenture and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Notes Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b) the Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Issue Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Grantors on behalf of the Collateral Agent based upon the information provided in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from Holdings to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Sections 4.15 or 4.16 of the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected Security Interest in favor of the Collateral Agent, for the benefit of the Secured Notes Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and as of the date hereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (and other than filings, if any, which shall be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of issued, registered or applied-for United States Patents, United States Trademarks, United States Copyrights or exclusive United States Copyright Licenses in each case whether existing as of the date hereof or filed, acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that, if applicable, a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a list of the Article 9 Collateral consisting of United States issued Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing) and exclusive United States Copyright Licenses, and executed by each Grantor owning any such Article 9 Collateral, have been recorded by the Grantors, on behalf of the Collateral Agent, with the United States Patent and Trademark Office or the United States Copyright Office as applicable, for the benefit of the Secured Notes Secured Parties, in respect of all Article 9 Collateral as of the Issue Date consisting of issued, registered or applied-for United States Patents, United States Trademarks, United States Copyrights or exclusive United States Copyright Licenses in which a security interest may be filed, recorded or registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Other than the filings described in this Section 3.02(b), no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary to perfect the Security Interest in the United States with respect to Article 9 Collateral consisting of issued, registered or applied-for United States Patents, United States Trademarks, United States Copyrights or exclusive United States Copyright Licenses (other than such actions as are necessary to perfect the Security Interest in the United States with respect to any Article 9 Collateral consisting of issued, registered or applied for United States Patents, United States Trademarks, United States Copyrights or exclusive United States Copyright Licenses acquired or developed by a Grantor after the date hereof);

(c) the Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Notes Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02 (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States (or any political subdivision thereof) pursuant to the UCC and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement or a Copyright Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 4.10 of the Indenture;

(d) as of the Issue Date, Schedule III hereto sets forth a true and complete list, with respect to each Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights or exclusive Copyright Licenses applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright, in each case, to the extent any of the foregoing are used in and material to the operations of such Grantor’s business as of the Issue Date (as determined by the Grantor in good faith); and

(e) none of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document, in each case with respect to a Lien, under the UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 4.10 of the Indenture.

SECTION 3.03. Covenants. Each Grantor agrees, unless the Majority Holders shall otherwise consent in writing, it will comply with each covenant set forth in Article 4 of the Indenture to the extent that is relates to such Grantor and, as to itself and the Collateral pledged by it hereunder, covenants and agrees with the Secured Notes Secured Parties that (in each case from and after the date of this Agreement until this Agreement is terminated and the security interest created hereby is released, subject to Section 5.13):

(a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and (ii) defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien, in each case subject to (x) Liens permitted pursuant to Section 4.10 of the Indenture, (y) transfers made in compliance with the Indenture and (z) the rights of such Grantor under Section 10.06 of the Indenture and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents (including UCC financing and continuation statements) and take all such actions as necessary, or as the Collateral Agent may from time to time reasonably request, to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $10,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly delivered (but in any event within 45 days of receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Notes Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

(c) At its option, the Collateral Agent may, with three Business Days’ prior written notice to Holdings, discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.10 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Note Document and within a reasonable period of time after the Collateral Agent has reasonably requested that it do so; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Notes Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents. Notwithstanding anything in this paragraph (c) to the contrary, no Grantor that is a Domestic Foreign Holdco, CFC, or any Subsidiary owned directly or indirectly by a CFC shall be held liable for any Secured Notes Obligations of Holdings, Finance or any other Domestic Subsidiary.

(d) The exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Article 9 Collateral unless the Collateral Agent has expressly in writing assumed such duties and obligations and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Notes Secured Parties from and against any and all liability for such performance.

(e) Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better assure, preserve, protect or perfect the Security Interest created hereunder by any means other than (i) filings of financing statements pursuant to the UCC, (ii) filings of the Patent Security Agreements, Trademark Security Agreements or Copyright Security Agreements or any amendment or supplement thereto, as applicable, with the United States Patent and Trademark Office or United States Copyright Office, as applicable (or any successor office), in respect of Article 9 Collateral that consists of issued, registered or applied-for United States Copyrights, exclusive United States Copyright Licenses, United States Patents or United States Trademarks, (iii) in the case of Collateral that constitutes Pledged Securities, Instruments, Tangible Chattel Paper or Negotiable Instruments (other than those Negotiable Instruments held in the ordinary course of business), delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment, in each case, duly executed in blank) and (iv) other actions to the extent required by Section 3.04 hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States (including any State thereof and the District of Columbia) or to reimburse the Collateral Agent for any costs incurred in connection with the same or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Commodity Accounts.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense and without limiting such Grantor’s obligations otherwise under this Agreement, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $10,000,000 individually and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly (but in any event within 45 days of receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities constituting Collateral (other than certificated securities with a value of less than $5,000,000 individually), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $10,000,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent a failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to any registration or pending application of each item of its Intellectual Property constituting Article 9 Collateral and for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable efforts to (i) take all steps to maintain the validity and enforceability of any United States registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) pursue the registration of each Patent, Trademark or Copyright registration or application that is material to the conduct of such Grantor’s business. Grantor shall take commercially reasonable steps to defend title to and ownership of its Intellectual Property that is material to the conduct of such Grantor’s business. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its issued, registered or applied-for Intellectual Property that is no longer used or useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such action or inaction is desirable in the conduct of its business.

(b) Each Grantor agrees that, should it obtain an ownership interest or a License in or to any Intellectual Property after the Issue Date the provisions of this Agreement shall automatically apply thereto. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes Excluded Assets.

(c) Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) whenever a certificate is delivered or required to be delivered pursuant to Section 4.04 of the Indenture, deliver to the Collateral Agent a schedule setting forth all of such Grantor’s issued, registered and applied-for United States Patents, Trademarks and Copyrights, in each case that are not listed on Schedule III hereto or on a schedule previously provided to the Collateral Agent pursuant to this Section 3.05(c) but excluding, for the avoidance of doubt, any Intellectual Property falling within the scope of the final sentence of Section 3.05(a), and (ii) within a reasonable time, with respect to any such Intellectual Property listed on such schedule that constitutes Article 9 Collateral, execute and deliver a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such United States Patents, Trademarks and Copyrights.

(d) In connection with the Collateral Agent’s exercise of its remedies under Section 4.01, each Grantor agrees to take commercially reasonable efforts to cooperate with the Collateral Agent in any attempt to prosecute or maintain any material Intellectual Property (as determined by such Grantor in good faith) or sue for infringement of any material Intellectual Property pursuant to Section 4.01.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral (provided that no such demand may be made unless an Event of Default has occurred and is continuing) by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Notes Secured Parties, in connection with the Collateral Agent’s exercise of its remedies hereunder and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and occupy (without liability for trespass) any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral

Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Notes Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Notes Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Notes Secured Party from any Grantor as a credit against the purchase price, and such Secured Notes Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Notes Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01, to the extent permitted by applicable law, including Section 9-602 of the New York UCC or its equivalent in other jurisdictions, shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Notwithstanding the foregoing, any rights and remedies provided in this Section 4.01 shall be subject to the terms of the Equal Priority Intercreditor Agreement and any junior priority intercreditor agreement.

SECTION 4.02. Application of Proceeds. Subject to the terms of any applicable intercreditor agreement contemplated by the Indenture, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Note Document or any of the Secured Notes Obligations, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Note Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document;

SECOND, to the payment in full of the Secured Notes Obligations (the amounts so applied to be distributed among the Secured Notes Secured Parties pro rata in accordance with the amounts of the Secured Notes Obligations owed to them on the date of any such distribution);

THIRD, to any agent of any junior secured debt, in accordance with any applicable intercreditor agreement; and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Notes Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Notes Obligations. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Notes Obligations, including any reasonable and documented or invoiced out-of-pocket attorneys’ fees and other expenses incurred by the Collateral Agent or any other Secured Notes Secured Party to collect such deficiency.

SECTION 4.03. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any applicable Requirements of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent and the other Secured Notes Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.04. Grant of License to Use Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent an irrevocable (until terminated as provided below), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any applicable Requirements of Law; provided that such license and sublicenses, (i) with respect to Trademarks, shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks and the inurement of any goodwill created by the use of such Trademarks to the benefit of the applicable Grantors and (ii) with respect to trade secrets, shall be subject to the requirement that the secret status of such trade secrets be maintained and reasonable steps are taken to ensure that they are maintained. The use of such license by the Collateral Agent and the use of any sublicense granted by the Collateral Agent may be exercised solely during the continuation of an Event of Default; provided that upon any termination of such Event of Default, any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall automatically and immediately terminate. For the avoidance of doubt, at the time of the release of the Liens on any Collateral as set forth in Section 5.13, the license granted to the Collateral Agent pursuant to this Section 4.04 with respect to such Collateral shall automatically and immediately terminate.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 13.02 of the Indenture.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Notes Secured Party in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and any other Secured Notes Secured Party hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the issuance of any Notes shall not be construed as a waiver of any Default hereunder, regardless of any investigation made by any such Secured Notes Secured Party or on its behalf and notwithstanding that the Collateral Agent or any other Secured Notes Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture; provided that the Collateral Agent may, without the consent of any other Secured Notes Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the Indenture.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification. The provisions of Section 7.07 of the Indenture are incorporated herein by reference, mutatis mutandis; provided that each reference therein to the “Issuer” or any “Note Guarantor” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Trustee” shall be deemed to be a reference to the “Collateral Agent.”

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Notes Secured Parties and shall survive the execution and delivery of the Note Documents and the issuance of any Notes, regardless of any investigation made by any such Secured Notes Secured Party or on its behalf and notwithstanding that the Collateral Agent or any Secured Notes Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Collateral Agreement in accordance with the terms hereof.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Notes Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be null and void) except as expressly provided in this Agreement and the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08. Right of Set-off. If an Event of Default under the Indenture shall have occurred and be continuing, each Secured Notes Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Notes Secured Party to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Secured Notes Secured Party, irrespective of whether or not such Secured Notes Secured Party shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Secured Notes Secured Party different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Secured Notes Secured Party shall notify the applicable Grantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off and application under this Section 5.08. The rights of each Secured Notes Secured Party under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Secured Notes Secured Party may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, in each case, sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Notes Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers Holdings as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and Holdings hereby accepts such designation and appointment.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Notes Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Notes Obligations or this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Secured Notes Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made).

(b) The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 10.06 of the Indenture.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14. Additional Subsidiaries. The Grantors shall cause (i) each Subsidiary of Holdings (other than any Excluded Subsidiary) which, from time to time, on or after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Notes Secured Parties pursuant to the Indenture and (ii) consistent with the Indenture, any Domestic Subsidiary, or to the extent reasonably acceptable to the Collateral Agent, a Subsidiary of Holdings (other than any Excluded Subsidiary) that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which Holdings and its Subsidiaries own no Equity Interests), which Holdings, at its option, elects to become a Grantor, to execute and deliver to the Collateral Agent a Grantor Supplement regarding such Subsidiary (as applicable), in each case, within the time period provided in Section 4.15 of the Indenture. Upon execution and delivery of such documents to the Collateral Agent, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument or document shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this Agreement in accordance with Section 5.13) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to Holdings of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) upon prior written notice to Holdings, to send verifications of accounts receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) upon prior written notice to Holdings, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary, in each case, with respect to the use, licensing or sublicensing of Intellectual Property, subject to Section 4.04 of this Agreement, as applicable, to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the

Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Notes Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) or that of any of their Related Parties.

SECTION 5.16. Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Notes Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Equal Priority Intercreditor Agreement.

SECTION 5.17. No Liability. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Grantor in connection therewith. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 5.18. The Collateral Agent.

(a) The Collateral Agent has been appointed for the Holders hereunder pursuant to Article 12 of the Indenture. It is expressly understood and agreed by the parties to this Collateral Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Holders to the Collateral Agent pursuant to the Indenture, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article 12. Any successor Collateral Agent appointed pursuant to Article 12 of the Indenture shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

(b) By accepting the benefits of this Collateral Agreement and any other Note Document, each Secured Notes Secured Party expressly acknowledges and agrees that this Collateral Agreement and each other Note Document may be enforced only by the action of the Collateral Agent, and that such Secured Notes Secured Party shall not have any right individually to seek to enforce or to enforce this Collateral Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Notes Secured Parties upon the terms of this Collateral Agreement and the other Note Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Chief Financial Officer, Vice President Finance and Treasurer

GRAFTECH FINANCE INC.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

SEADRIFT COKE L.P.
GRAFTECH USA LLC
GRAFTECH HOLDINGS INC.
GRAFTECH GLOBAL ENTERPRISES INC.
GRAFTECH INTERNATIONAL HOLDINGS INC.
GRAFTECH DE LLC
GRAFTECH TECHNOLOGY LLC
GRAPHITE ELECTRODE NETWORK LLC
GRAFTECH ADVANCED GRAPHITE MATERIALS LLC
GRAFTECH SEADRIFT HOLDING CORP.
GRAFTECH NY INC.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ David A. Schlabach
Name:	David A. Schlabach
Title:	Vice President

[Signature Page to Collateral Agreement]